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                                                                     Exhibit (l)

                     Cohen & Steers Global Realty Fund, Inc.
                                757 Third Avenue
                            New York, New York 10017


                                                        January 11, 2005

Cohen & Steers Capital Management, Inc.
757 Third Avenue
New York, New York 10017

Dear Sirs:

         Cohen & Steers Global Realty Fund, Inc. (the "Fund") hereby accepts your offer to purchase 10 Class A shares, 10 Class B shares, 10 Class C shares and 8,720 Class I shares, each at a price of $11.46 per share for an aggregate purchase price of $100,275. This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.

                                          Sincerely,

                                          Cohen & Steers Global
                                          Realty Fund, Inc.



                                          By:
                                             --------------------------------


Accepted:

Cohen & Steers Capital Management, Inc.



By:
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